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                                                                    EXHIBIT 23.4

                       CONSENT OF MILLER AND LENTS, LTD.

         We hereby consent to the references to us under the captions "Summary Natural Gas and Oil Reserve Data," "Business--Natural Gas and Oil Reserves" and "Reserve Engineers" in this Registration Statement on Form S-4 of The Houston Exploration Company and to the incorporation by reference therein of the references to us under the caption "Item 1. Business and Properties--Natural Gas and Oil Reserves" in the Annual Report on Form 10-K of The Houston Exploration Company for the year ended December 31, 1997.



MILLER AND LENTS, LTD.
Houston, Texas
April 15, 1998